AMENDMENT
                NO. 1 TO LEON KOPYT'S SECOND AMENDED AND RESTATED
                         TERMINATION BENEFITS AGREEMENT


         THIS AMENDMENT NO. 1 TO LEON KOPYT'S SECOND AMENDED AND RESTATED TERMINATION BENEFITS AGREEMENT (the "Amendment") is entered into as of December 12, 2007, by and between RCM Technologies, Inc. (the "Company") and Leon Kopyt (the "Executive").

         WHEREAS the Company and the Executive have entered into a Second Amended and Restated Termination Benefits Agreement dated as of March 18, 1997 (the "Termination Agreement");

         WHEREAS, in order to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), the Company desires to amend the Termination Agreement; and

         WHEREAS, Executive has agreed to the changes to the Termination Agreement to comply with the requirements of section 409A of the Code.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that the Termination Agreement is hereby amended as follows:

1. Subsection 5(a) of the Termination Agreement is hereby amended in its entirety to read as follows:

                  "(a) The Company shall pay as a liquidated amount to Executive within five (5) days of such termination, but subject to subsection 5(g) below, a lump sum cash payment which is equal to the remainder of any further salary and ascertainable bonus payments that would have become due to Executive during the remainder of the Extended Term; calculating the amount of such salary based upon Executive's current gross salary (for federal income tax purposes) and the ascertainable bonus based upon the maximum bonus that Executive was eligible to receive during the Company's most recently completed fiscal year;"

2. Subsection 5(c) of the Termination Agreement is hereby deleted in its entirety and the remainder of Section 5 is renumbered accordingly.

3. Subsection 5(c) of the Termination Agreement, as renumbered (formerly subsection 5(d)), is hereby amended in its entirety to read as follows:

                  "(c) For a period of three (3) years following Executive's termination of employment, Executive shall receive and, where applicable, his spouse and dependents shall receive health insurance coverage that is equivalent to the coverage that Executive would have been eligible to receive if Executive continued in employment during such period; provided, that in order to receive such continued coverage, Executive shall be required to pay to the Company at the same time that premium payments are due for the month an amount equal to the full monthly premium payments required for such coverage and the Company shall reimburse to Executive the amount of such monthly premium, less the amount that Executive was required to pay for such coverage immediately prior to the date of his termination of employment (the `Health Payment'), no later than five (5) days following the date the premium for the month is paid by Executive. In addition, on each date on which the Health Payments are made, subject to subsection 5(g) below, the Company shall pay to Executive an additional amount equal to the federal, state and local income and payroll taxes that Executive incurs on each monthly Health Payment (the `Health Gross-up Payment'). The Health Payment paid to Executive during the period of time during which Executive would be entitled to continuation coverage under the Company's group health plan pursuant to section 4980B of the Code (or any replacement or successor provision of the United States tax law) if Executive elected such coverage and paid the applicable premiums is intended to qualify for the exception from deferred compensation as a health benefit provided in accordance with the requirements of Treas. Reg. ss.1.409A-1(b)(9)(v)(B). The Health Payment and the Health Gross-up Payment shall be reimbursed to Executive in a manner that complies with the requirements of Treas. Reg. ss.1.409A-3(i)(1)(iv);"

4. A new subsection 5(d), as renumbered, is hereby added to the Termination Agreement to read in its entirety as follows, and the remainder of Section 5 is renumbered accordingly:

                "(d) Within five (5) days following Executive's termination of employment, but subject to subsection 5(g) below, the Company shall pay Executive a lump sum cash payment equal to the aggregate value of continuing Executive's life and disability coverage, long term care insurance and automobile lease in effect immediately prior to Executive's termination of employment for the three (3)-year period following Executive's termination of employment as if Executive continued to be employed by the Company for such three (3)-year period. In addition, subject to subsection 5(g) below, the Company shall pay to Executive an additional amount equal to the federal, state and local income and payroll taxes that Executive incurs on the lump sum cash payment for the cost of continuing of all of the abovementioned benefits pursuant to this Section 5(d);"

5. A new subsection 5(e), as renumbered, is hereby added to the Termination Agreement to read in its entirety as follows, and the remainder of Section 5 is renumbered accordingly:

                "(e) Within five (5) days following Executive's termination of employment, but subject to subsection 5(g) below, the Company shall pay Executive a lump sum cash payment equal to the aggregate value of continuing all Company benefits (other than those in subsections 5(c) and (d)) provided to Executive immediately prior to his termination of employment, including those provided in the Employment Agreement, for the three
                (3)-year period following Executive's termination of employment as if Executive continued to be employed by the Company for such three (3)-year period. In addition, subject to subsection 5(g) below, the Company shall pay to Executive an additional amount equal to the federal, state and local income and payroll taxes that Executive incurs on the lump sum cash payment for the cost of continuing all Company benefits pursuant to this Section 5(e);"

6. Subsection 5(g) of the Termination Agreement, as renumbered (formerly subsection 5(f)), is deleted in its entirety and replaced with the following:

                  "(g)(i) Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed at the time of his termination of employment to be a "key employee" within the meaning of that term under Code section 416(i) (as used for purposes of defining a `specified employee' under section 409A of the Code) and delayed payment of an amount that is payable to or on behalf of Executive in connection with a termination of employment is required in order to avoid a prohibited distribution under section 409A(a)(2) of the Code, no such amount shall be provided to or paid on behalf of Executive prior to the earlier of (x) the expiration of the six
                  (6)-month period measured from the date of Executive's `separation from service' (as such term is defined in Treasury Regulations issued under Code section 409A) or (y) the date of Executive's death; provided, however, that upon the expiration of the applicable Code section 409A(a)(2) postponement period referred to herein, all amounts delayed pursuant to this subsection 5(g), with accrued interest as described below, shall be paid in a lump sum payment to or on behalf of Executive within five (5) days after the end of the postponement period. The determination of who is a `key employee', including the number and identity of persons considered officers and the identification date, shall be made by the Compensation Committee of the Board of Directors of the Company or its delegate in accordance with the provisions of section 409A of the Code and the regulations issued thereunder.

                           (ii) If payment of any amounts under this Agreement
                  is required to be delayed pursuant to section 409A of the Code, the Company shall pay interest on the postponed payments from the date on which the amounts otherwise would have been paid to the date on which such amounts are paid at an annual rate equal to the prime rate listed in the Wall Street Journal as of Executive's date of termination.

                           (iii) In the event that any severance payments
                  payable to Executive pursuant to subsections 5(a), (b), (c),
                  (d) and (e) are delayed because of this subsection 5(g), the Company shall establish an irrevocable rabbi trust based on the Internal Revenue Service's model rabbi trust as provided in Revenue Procedure 92-64 and contribute to such rabbi trust within five (5) days following the date of Executive's termination of employment with the Company an amount sufficient to cover the amounts payable to Executive which are delayed pursuant to this subsection 5(g) because of section 409A of the Code, plus an additional amount to cover the interest that is payable on such amounts, as calculated pursuant to subsection 5(g)(ii) above."

7. A new Section 6 is hereby added to the Termination Agreement to read in its entirety as follows, and the remaining Sections of the Termination Agreement are renumbered accordingly:

                  "6. Certain Increases in Payment.

                           (a) Gross-up Payment. Anything in this Agreement to
                  the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a `Payment'), would constitute an `excess parachute payment' within the meaning of section 280G of the Code, Executive shall be paid an additional amount (the `Gross-Up Payment') such that the net amount retained by Executive after deduction of any excise tax imposed under section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon the Gross-Up Payment shall be equal to the Payment. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the termination date, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

                           (b) Determination. All determinations to be made
                  under this Section 6 shall be made by the Company's independent public accountant immediately prior to the Change in Control or another independent public accountant selected by mutual agreement of the Company and Executive (the `Accounting Firm'), which firm shall provide its determinations and any supporting calculations both to the Company and Executive within ten (10) days of the triggering event. Any such determination by the Accounting Firm shall be binding upon the Company and Executive. The Company shall pay the Gross-Up Payment to Executive within ten (10) days after the Accounting Firm's determination. All payments made pursuant to this Section 6 shall be paid, in any event, in a manner that is consistent with Treas. Reg. ss.1.409A-(i)(1)(v).

                           (c) Fees and Expenses. All of the fees and expenses
                  of the Accounting Firm in performing the determinations referred to in this Section 6 shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm."

8. The second to last sentence in Section 9, as renumbered (formerly Section 8) is hereby amended in its entirety to read as follows:

                  "The reasonable fees and expenses of counsel selected from time to time by Executive as hereinabove provided shall be paid in advance or reimbursed to Executive, by the Company within five (5) days following presentation by Executive of a statement or statements or customary retainer letter prepared by such counsel in accordance with its customary practices, but not later than December 31 of the calendar year following the calendar year in which the fees or expenses are actually incurred."

9. A new Section 12 is hereby added to the Termination Agreement to read in its entirety as follows:

                  "This Agreement is intended to comply with section 409A of the Code and its corresponding regulations, to the extent applicable. Notwithstanding anything in this Agreement to the contrary, payments may only be made under this Agreement upon an event and in a manner permitted by section 409A of the Code, to the extent applicable. All payments to be made upon Executive's termination of employment under this Agreement may only be made upon a `separation from service' as provided in section 409A of the Code and the regulations promulgated thereunder. In no event may Executive, directly or indirectly, designate the calendar year of payment. All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of section 409A of the Code, including, where applicable, the requirement that
                  (i) any reimbursement shall be for expenses incurred during Executive's lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and
                  (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit."

10. In all respects not amended, the Termination Agreement is hereby ratified and confirmed.

11.      This Amendment No. 1 shall be effective as of December 12, 2007.

         IN WITNESS WHEREOF, the Company and Executive agree to the terms of the foregoing Amendment No. 1, effective as of the date set forth above.


                             RCM TECHNOLOGIES, INC.

                              By:s//Lawrence Needleman
                                 -------------------
                                 Chairman of Compensation Committee


                                 s//Leon Kopyt
                                 -------------
                                 Executive